UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Current Report

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in a Material Definitive Agreement

On August 2, 2013, Arista Power, Inc. (“Arista Power” or the “Company”) filed a Form 8-K (the “Original 8-K”) reporting the sale of securities pursuant to a Securities Purchase Agreement (the “SPA”), of an aggregate of 4,420,000 shares of Arista Power’s common stock, par value $.002 per share (“Common Stock”), and the issuance of five-year warrants (the “Warrants”), pursuant to a Warrant Agreement (the “Warrant”), which vested in full upon issuance, to purchase a total of 2,210,000 additional shares of Common Stock to 12 institutional and private investors (each such person or entity, an “Investor”).  The Warrants have an exercise price of $0.30 per share.  The Original 8-K incorrectly stated that the Warrants were ten-year warrants instead of five-year warrants.  Arista Power received a total of $1,105,000 in gross proceeds from the sales.

The Warrant and the SPA have customary anti-dilution protections and registration rights including a “full ratchet” anti-dilution adjustment provision, pursuant to which, in the event that the Company sells or issues shares of common stock or common stock equivalents at a price (the “Base Price”) lower than the per share purchase price of the Investor Shares under the Securities Purchase Agreement ($0.25 per share), the Company will be required to issue to each Investor, for no additional consideration, a certain number of shares of common stock (the “Additional Shares”), such that the purchase price paid by such Investor under the SPA for the number of Investor Shares then held, when divided by the aggregate number of Investor Shares then held and Additional Shares issued to such Investor, will equal the Base Price.  Regarding the Warrants, should the Company, at any time while the Warrants are outstanding, sell or grant any option to purchase or sell or grant any right to re-price, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of the Company’s common stock at a per share price less than the than the existing exercise price of the Warrants, the exercise price of the Warrants shall be reduced to equal that of the lower price.

As previously disclosed in the Original 8-K, Arista Power has agreed to register with the Securities and Exchange Commission the Common Stock purchased pursuant to the SPA and the shares of Common Stock issuable pursuant to the Warrants on a Form S-3 (the “Registration Statement”).  Specifically, the Company has agreed to file the Registration Statement on or before August 30, 2013 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before October 29, 2013.  If (i) the registration statement is not filed on or before August 30, 2013 or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before October 29, 2013, then the Company is subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 1% of the aggregate purchase price paid by the Investors on the default date and for each month of delinquency thereafter.

In addition, as previously disclosed in the Original 8-K, the SPA provides that for the 18 months following July 31, 2013, each Investor has the right to invest the amount invested by such Investor in the above-referenced transaction in another investment in Arista Power on substantially similar terms.

The securities referenced above were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each Investor confirmed to Arista Power that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering of such units; (c) each Investor was provided with certain disclosure materials and all other information requested with respect to Arista Power; (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing description of transactions completed therewith, do not purport to be complete and are qualified in their entirety by the full text of each the applicable agreement, including the applicable Securities Purchase Agreement and Warrant Agreement both of which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 3.02 Unregistered Sales of Securities

As described above under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, on July 31, 2013, Arista Power issued to 12 institutional and private investors for $1,105,000 (1) 4,420,000 shares of Common Stock of Arista Power and (2) five-year warrants to purchase an aggregate of 2,210,000 shares of Common Stock of Arista Power.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Securities Purchase Agreement, dated as of July 31, 2013

10.2	Form of Warrant, dated as of July 31, 2013

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: August 6, 2013

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Exhibit No.	Document
10.1	Securities Purchase Agreement, dated as of July 31, 2013

10.2	Form of Warrant, dated as of July 31, 2013

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